Exhibit 99.1

Contacts:

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
Alliance Data
214.494.3811
Shelley.whiddon@alliancedata.com

Alliance Data's LoyaltyOne Business Announces Brazilian Loyalty Program
Expansion into Two New Markets; New Regional Supermarket Agreement Also Signed

dotz Program Continues to Accelerate Regional and Partner Growth Strategy

DALLAS,  Sep. 19, 2013  -- Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, announced that CBSM - Companhia Brasileira De Servicos De Marketing ("Dotz"), operator of Brazil's dotz loyalty program (www.dotz.com.br), in which LoyaltyOne holds a sizeable equity stake, has expanded into two new markets in Brazil’s southern region.  The two markets include the State of Santa Catarina and the city of Curitiba (in the State of Parana), both strategically important regions for the rapidly expanding loyalty program that has grown from less than half a million members in 2010 to approximately 8 million members to-date.

This expansion marks a substantial growth period for dotz as it launches into southern Brazil with the unveiling of its sixth and seventh operating markets. Its growth into the State of Santa Catarina, including its capital city Florianpolis extends the dotz brand to a population of 6 million, and another 2 million Brazilians with its launch in Curitiba. dotz now operates in seven consumer concentrated markets in Brazil, including, Belo Horizonte, Brasilia, Sao Paulo State Interior (Campinas), Fortaleza, Recife, Santa Catarina and Curitiba, with an estimated total population of 26 million Brazilian consumers.

In addition to the program’s regional expansion, dotz also announced the signing of a new regional partnership with Angeloni, a major chain of supermarkets in the southern Brazilian region, and one of Brazil’s top-10 supermarkets and 500 largest companies. Family-owned and with 23 outlets, Angeloni joins national sponsors Banco do Brasil, one of Brazil’s largest national banks; Ale, one of the nation’s largest gasoline station chains; Bob’s, a national fast food restaurant chain; Pague Menos, a leading national Brazilian drug store chain; and Magazine Luiza, a specialty electronic retailer as anchors in the coalition loyalty program.

The dotz coalition loyalty program is similar to the Canadian AIR MILES® Reward Program - consumers can join online or at multiple participating sponsor locations to collect points on their dotz collector cards. Consumers accumulate dotz points through everyday shopping at a growing number of national and regional sponsors in Brazil which can be redeemed for various rewards.

"Dotz’ advance in key geographic regions coupled with its focused efforts to identify and sign new national and regional partners that appeal to its expanding membership of 8 million consumers is core to its long-term, sustainable growth strategy," said Bryan Pearson, president of LoyaltyOne. "The expansion of the program into two heavily populated areas of Brazil’s southern regions with strong presence of national program anchor partners, sets itself up well for further growth in three key metrics – markets, partners issuing dotz and program membership -  by year-end and beyond.”

“We continue to receive considerable interest in the program from both current and potential business partners with expansion interest and consumers who want to earn and redeem more dotz,” said Roberto Chade, president of Dotz. “With a strong presence in seven markets, a fast-growing roster of business partners issuing dotz and a rapidly expanding membership base, we anticipate further regional expansions and membership enrollment to reach 10 million consumers by the end of the fiscal year.”

Brazil has the fifth-largest population in the world with more than 190 million citizens (versus approximately 35 million in Canada) and has the characteristics required to host a successful coalition loyalty program.

About LoyaltyOne

LoyaltyOne is a global leader in the design and implementation of coalition loyalty programs, customer analytics and loyalty services for Fortune 1000 clients around the world. LoyaltyOne's unparalleled track record delivering sustained business performance improvement for clients stems from its unique combination of hands-on practitioner experience and continuous thought leadership. LoyaltyOne has over 20 years history leveraging data-driven insights to develop and operate some of the world's most effective loyalty programs and customer-centric solutions. These include the AIR MILES Reward Program, North America's premier coalition loyalty program and a working partnership with Latin America's leading coalition program, dotz. LoyaltyOne is also the equity partner of Direxions, a loyalty pioneer headquartered in India and the owner of COLLOQUY, a group dedicated to research, publishing and education for the global loyalty industry. LoyaltyOne is an Alliance Data company. For more information, visit www.loyalty.com.

About Alliance Data

Alliance Data® (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data and its three businesses employ approximately 11,000 associates at more than 70 locations worldwide.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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